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                                                                    Exhibit 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1996, except for Note 16 which is dated February 25, 1997, on our audits of the financial statements of Speed 6060 Limited (formerly Camelot Barthropp Limited) for the years ended December 31, 1994 and 1995.


/s/ Coopers & Lybrand
Coopers & Lybrand
Chartered Accountants and Registered Auditors
London, United Kingdom
July 28, 1997